Exhibit 99.3

Board Approved 10-15-09

Federal Home Loan Bank of Indianapolis

Directors’ Compensation and Travel Expense Reimbursement Policy

Effective January 1, 2010

Annual Director Fees

The annual director fees is generally split in half in the form of an annual retainer fee with the other half being paid based on attendance. The retainer and attendance fees will be paid quarterly, on or about the end of each quarter. The director will be paid a per-day fee for each day a director spends at an in-person meeting of the Board or its committees. The annual fee schedule for 2010 represents reasonable compensation and expense reimbursement based on market comparable data for directorships, including other Federal Home Loan Banks. The fee schedule is summarized as follows:

	Total Estimated Annual Fee*	Quarterly Retainer	Per-Day Attendance Fee	Additional Annual Committee Chair Fees
Chair	$60,000	$7,500	$2,500	$10,000 Finance Committee
Vice Chair	$55,000	$6,875	$2,291	$10,000 Audit Committee
Director	$45,000	$5,625	$1,875	$5,000 Other Committees

*	Third or fourth quarter payments may be reduced because payments are subject to the annual cap. The cap is determined based on director status and committee chair assignments throughout the year.

Per-Day Fees Defined

Per-day attendance fee will be paid for each day, or partial day, that a director attends an in-person meeting of the Board or its committees. Per-day fee payments will also include pre-scheduled director orientations and FHLBank System meetings, including the Council of FHLBanks. Bank webinar meetings and member marketing meetings are not included in the per-day fee. Cancellations by the Bank due to inclement weather or other circumstances beyond a director’s control (except illness) will be reimbursed as a regular per-day meeting fee.

Except as provided below, attendance by conference call for Board or committee meetings will not be eligible for reimbursement.

Timing of Fee Payments

Fees shall be paid quarterly on or about the last day of each March, June, September and December and shall be paid to the Director, or to the Bank’s Director Deferred Compensation Plan upon timely election by the Director, or to the Director’s employer pursuant to the terms of the employer’s authorized charitable contribution plan. Annual Committee Chair fees shall be paid pro-rata on a quarterly basis, and to be eligible for a Committee Chair fee the Director must be designated by the Board as Chair as of the last day of the quarter. Directors retiring or resigning from the Board shall be entitled to a pro-rata payment (measured monthly) of their quarterly retainer.

Board Approved 10-15-09

Attendance Hardship Provision

If a director is unable to attend enough of the meetings of the Board or its committees in order to receive the full annual fee payment, the director may petition the Board for consideration of payment based on hardship. The Human Resources committee will review the petition and will make recommendation to the Board on whether to make a hardship payment. Hardship will not include other ordinary business commitments. The Board and Human Resources committee will consider such petitions on a case-by-case basis.

As part of the hardship provision, the Board may reimburse attendance for Board or committee meeting conference calls (limited to $250 per call per day) and other special meetings attended on behalf of the Bank throughout the year.

Travel Expense Reimbursement

Travel expense reimbursement will be provided for board meetings, committee meetings, director orientation, director educational seminars, or member events scheduled concurrently with board meetings, Federal Housing Finance Agency System meetings, Council of Federal Home Loan Bank meetings, Community Investment Conference meetings, or Bank marketing meetings. Travel expenses include reasonable transportation, food, hotel expenses, and reasonable long-distance telephone and internet charges.

Expense Procedures

1.	No gift or entertainment expenses initiated by a director shall be reimbursed without being prearranged by the Bank. Each director should review the Bank’s Code of Conduct concerning gift and entertainment restrictions.

2.	To qualify for reimbursement, all eligible expenses incurred must be submitted for payment to the Bank within 12 months of the date that the expenses were incurred. This requirement may be waived, at the discretion of the Senior Vice President-Chief Financial Officer or by the Senior Vice President-Chief Accounting Officer, in the event of an error or omission.

Spouse/Guest Travel (Two Events per Year)

Expenses of a director’s spouse or guest may be reimbursed in accordance with the Travel Expense Policy subject to a limit of two travel events per year. Spousal entertainment expenses incidental to the hotel property or event are permitted where prearranged by the Bank, subject to two travel events per year. Income tax reporting will be made by the Bank as required by law, on spousal/guest travel if the spouse or guest attends the event without a bona fide Bank business purpose.

Air Travel and First Class

1.	The Bank will pay the direct common carrier expense (as defined in paragraph 4 below) for a director between the director’s residence and the site of a Bank function and the return. The actual cost of private air travel will not be reimbursed, but the equivalent direct common carrier expense (as defined in paragraph 4 below) may be substituted.

Board Approved 10-15-09

2.	First-class air travel will be reimbursed at the regular coach rate, unless the upgrade was necessary due to scheduling or flight availability.

3.	If a director’s non-Bank activity requires a route to attend a Bank function which originates or terminates in a location other than the place of residence, the Bank will reimburse the director an amount equal to the direct common carrier expense from the director’s location to the location of the Bank function and then to the director’s next intended destination (without regard to stops named as temporary layovers), subject to a limit of an amount not to exceed two times the direct common carrier expense to the board meeting location and from the director’s residence and return to his residence.

4.	The “direct common carrier expense” shall be the regular market-rate coach or first-class fare if applicable, and should be documented by the director submitting an expense report. The direct common carrier expense will also include any reasonable fees associated with air travel, including baggage fees and airport fees. These items should be documented by the director and included in the expense report. Travel scheduling affecting the direct common carrier expense shall be reasonable, given the timing of the meetings.

Issues of Interpretation

Unless expressly provided herein or in 12 CFR Part 1261.20-.27 (as amended), the Bank’s current Travel Policy as contained in the Employee Manual shall control with respect to the travel expense reimbursement. The Federal Housing Finance Agency’s former Director Travel Policy (FHFB Resolution 93-12) is superseded, but may be used as non-binding precedent should issues of interpretation arise. The General Counsel, Senior Vice President-CFO, and Senior Vice President-Chief Accounting Officer are authorized, in their respective reasonable discretion, to interpret the provisions of the policy and to address situations not anticipated by the policy, consistent with the requirements set forth in the statute or the regulations promulgated by the Federal Housing Finance Agency.

Human Resources Committee Annual Review and Reporting

The Human Resources Committee shall annually review this policy and shall submit its recommendation to the Board for approval no later than the last regularly scheduled meeting of the board for the year once 12 CFR 1261.22 is effective, the Board shall also submit the annual adopted Directors’ Compensation and Travel Expense Reimbursement Policy and supporting decisional documentation to the Federal Housing Finance Agency Director within ten days of Board approval, and no later than December 1 of each calendar year.

In addition, once 1261.21 is effective, no later than the tenth business day of each calendar year, the Bank shall report to the Finance Agency the amount of compensation and expenses paid to each director for the immediately preceding calendar year. As required by 1261.25, director fees and expenses will be reported in aggregate and by director in the Bank’s annual report.